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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 2, 2004


                               DIRECT INSITE CORP.
             (Exact Name of Registrant as specified in its charter)




   Delaware                    0-20660              11-2895590

(State or other          (Commission File         (IRS Employer
jurisdiction                   Number)        Identification Number)
of Incorporation)



80 Orville Drive, Bohemia, NY                         11716
(Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code (631) 244-1500


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Item 5.  Other Events

Deferral of Dividends on Series A and Series B Preferred Stock
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     The Registrant and Metropolitan, the holder of the Registrant's outstanding
Series A Convertible Preferred Stock (the "Series A Preferred Stock"), agreed to defer the dividends payable by the Registrant on the Series A Preferred Stock on September 25, 2004 until February 1, 2005, at which time the Registrant agreed to pay 107.5% of the amount otherwise payable in September 2004. The Registrant and the holders of its Series B Redeemable Preferred Stock (the "Series B Preferred Stock") agreed to defer the dividends payable by the Registrant on the Series B Preferred Stock quarterly commencing January 1, 2004 through November 1, 2004 until January 1, 2005, at which time the Registrant agreed to pay such Holders the deferred dividends plus interest thereon at the rate of 12% per annum. The Holders of the outstanding shares of Series B Preferred Stock are James A. Cannavino, the Registrant's Chief Executive Officer and a director, Tall Oaks, and Markus & Associates.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 9, 2004                     DIRECT INSITE CORP.

                                    By: /s/ James A. Cannavino
                                        ----------------------
                                        James A. Cannavino
                                        Chief Executive Officer